UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2006

HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124977	06-1185400
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of incorporation	Number)	Identification No.)
or organization)

1020 West Park Avenue
Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 13, 2006, Haynes International, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Wells Fargo Bank, N.A., as rights agent.  In connection therewith, the Board of Directors of the Company (the “Board”) declared a dividend of one preferred share purchase right for each outstanding share of the Company’s common stock, par value $.001 per share (the “Common Stock”).  The dividend is payable on August 25, 2006 to stockholders of record as of the close of business on such date.  In addition, one Right will automatically attach to each share of Common Stock issued between such record date and the Distribution Date (as defined below).

The following is a general description of the terms of the Rights Agreement.  This description is qualified in its entirety by the full text of the Rights Agreement, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Rights.  The Board authorized the issuance of one Right with respect to each share of Common Stock outstanding on August 25, 2006.  The Rights will initially trade with, and will be inseparable from, the Common Stock.  The Rights are evidenced only by certificates that represent shares of Common Stock.  New Rights will accompany any new shares of Common Stock issued after August 25, 2006 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Shares”), for $135.00, subject to adjustment under certain conditions (the “Purchase Price”), once the Rights become exercisable.

Exercisability.  The Rights will not be exercisable until

•                  10 days after the public announcement that a person or group has (subject to certain exceptions) become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the outstanding Common Stock (or with respect to any person or group beneficially owning 15% or more of the outstanding Common Stock at the time of adoption of the Rights Agreement or at any time thereafter and prior to the first public announcement of the adoption of the Rights Agreement, by acquiring beneficial ownership of any additional shares of Common Stock after the first public announcement of the adoption of the Rights Agreement if after giving effect to such acquisition such person or group owns 15% or more of the outstanding Common Stock); or

•            10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.”  Until that date, the Common Stock certificates will also evidence the Rights, any transfer of shares of Common Stock will constitute a transfer of Rights, and new Common Stock certificates issued after the record date will contain a notation referencing the Rights Agreement.  After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates that the Company will mail to all eligible holders of Common Stock.  Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•                  Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock prior to such acquisition.  In the event the Company does not have a sufficient number of Common Shares available, the Company may under certain circumstances substitute Preferred Shares for the Common Shares into which the Rights would have otherwise been exercisable.

•                  Flip Over.  If the Company is acquired in a merger or similar transaction after an Acquiring Person becomes such, all holders of Rights except the Acquiring Person may, upon exercise of a Right, purchase for the Purchase Price shares of the acquiring company with a market value of two times the Purchase Price, based on the market price of the acquiring company’s stock prior to such merger.

Preferred Share Provisions.

Each Preferred Share, if issued:

•                  will not be redeemable.

•                  will entitle holders to quarterly dividend payments of $10.00, or an amount equal to 1,000 times the dividend paid on one share of Common Stock, whichever is greater.

•                  will entitle holders upon liquidation either to receive $1,000 or an amount equal to 1,000 times the payment made on one share of Common Stock, whichever is greater.

•                  will have 1,000 votes and vote together with the Common Stock, except as required by law.

•                  if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to 1,000 times the payment made on one share of Common Stock.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration.  The Rights will expire at 5:00 P.M., Minneapolis, Minnesota time, on the earlier of (a) August 13, 2016 or (b) the thirtieth (30th) day following the date of the 2007 Annual Meeting of Stockholders of the Company if at such meeting the stockholders, by the affirmative vote of a majority of stockholders present, in person or by proxy, and entitled to vote on such matter, vote to terminate the Rights Agreement. The expiration date for the Rights may be advanced or extended by the Board, and the Rights may be redeemed or exchanged prior to the expiration date by the Board as described below.

Redemption.  The Board may redeem the Rights, in whole but not in part, for $.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right.  The redemption price will be adjusted if in the event of a stock split or stock dividends of the Common Stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights are subject to adjustment from time to time as set forth in the Rights Agreement to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Stock.  No adjustments to the Purchase Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Board, except pursuant to an offer conditioned on a substantial number of Rights being acquired.  The Rights should not interfere with any merger or other business combination approved by the Board prior to any person or group becoming an Acquiring Person since the Board may redeem the Rights at $0.01 per Right at any time until the date on which a person or group has become an Acquiring Person.

Item 2.02.              Results of Operations and Financial Condition.

On August 14, 2006, Haynes International, Inc. (the “Company”) issued a press release in which it reported revenues of $114.9 million for the three months ended June 30, 2006, and net income of $12.0 million, or $1.16 per diluted share, for the same period.  Revenues for the nine month period ended June 30, 2006 were $320.3 million and net income was $25.3 million, or $2.47 per diluted share.

The Company also announced that it will host a conference call on August 15, 2006 to discuss its results for the second quarter and nine months ended June 30, 2006. Francis Petro, President and Chief Executive Officer, and Marcel Martin, Chief Financial Officer and Vice President of Finance, will host the call and be available to answer questions.

To participate, please dial the teleconferencing number shown below five minutes prior to the scheduled conference time.

Date:	Tuesday, August 15, 2006	Dial-In Numbers:	877-407-9205 (Domestic)
Time:	9:00 a.m. Eastern Time		201-689-8054 (International)
8:00 a.m. Central Time
7:00 a.m. Mountain Time
6:00 a.m. Pacific Time

A live Webcast of the conference call will be available at www.haynesintl.com.

For those unable to participate a replay will be available from Tuesday, August 15th at 11:00 a.m. ET, through 11:59 p.m. ET on Tuesday, August 22, 2006. To listen to the replay, please dial:

Domestic:	877-660-6853
International:	201-612-7415

Replay Access:	Account: 286	Conference: 210674

A replay of the Webcast will also be available at www.haynesintl.com until November 16, 2006.

The information in this Item 2. is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.  Additional financial results are provided in the press release. A copy of this press release is attached as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 3.03.              Material Modification to Rights of Security Holders

The information required by this Item is incorporated by reference to Item 1.01 above.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement, the Board of Directors approved a Certificate of Designations of Series A Junior Participating Preferred Stock designating the Preferred Shares.  The Company has filed the Certificate of Designations for the Preferred Shares on August 14, 2006 with the Secretary of State of the State of Delaware and the Certificate of Designations became effective upon filing.  The full text of the Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  A brief description of the Preferred Shares is set forth in Item 3.03 of this Current Report on Form 8-K and is incorporated herein by reference.  Such description is qualified in its entirety by reference to the Certificate of Designations.

Item 9.01.              Financial Statements and Exhibits

(a)           Financial statements of businesses acquired

Not applicable

(b)           Pro forma financial information

Not applicable

(c)           Shell company transaction

Not applicable

(d)           Exhibits

3.1                         Certificate of Designations of Series A Junior Participating Preferred Stock of Haynes International, Inc.

4.1                         Rights Agreement dated as of August 13, 2006 between Haynes International, Inc. and Wells Fargo Bank, N.A., as Rights Agent

4.2                         Form of Right Certificate

99.1                 Haynes International, Inc. press release, issued August 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: August 14, 2006	By: /s/ Marcel Martin
Vice President, Finance and Chief Financial
Officer